Exhibit 99.32

FOR THE TRUST PREFERRED SECURITIES

CUSIP	TITLE	ISSUER

173094AA1	8.300% E-TRUPS®	Citigroup Capital XXI

173085200	7.875% E-TRUPS®	Citigroup Capital XX

17311U200	7.250% E-TRUPS®	Citigroup Capital XIX

17309E200	6.875% E-TRUPS®	Citigroup Capital XIV

17310G202	6.500% E-TRUPS®	Citigroup Capital XV

17310L201	6.450% E-TRUPS®	Citigroup Capital XVI

17311H209	6.350% E-TRUPS®	Citigroup Capital XVII

XS0306711473	6.829% E-TRUPS®	Citigroup Capital XVIII

17305HAA6	7.625% TRUPS®	Citigroup Capital III

17306N203	7.125% TRUPS®	Citigroup Capital VII

17306R204	6.950% TRUPS®	Citigroup Capital VIII

173064205	6.100% TRUPS®	Citigroup Capital X

173066200	6.000% TRUPS®	Citigroup Capital IX

17307Q205	6.000% TRUPS®	Citigroup Capital XI

Citigroup is conducting an Exchange Offer for the Trust Preferred Securities – there are 14 issues of Trust Preferred Securities (see CUSIPS above). Please note that Citigroup is also conducting another Exchange Offer for four Public Preferred Depositary Shares (See separate Notice to Corporate Action/Reorganization Departments #1 of 2 for more information on the Public Preferred Depositary Exchange Offer). This notice pertains to the Trust Preferred Securities.

Please see the prospectus relating to the Exchange Offers for the exact terms of the Exchange Offers, including the acceptance priority levels of the Trust Preferred Securities and their relationship to the shares tendered in the Public Preferred Depositary Exchange Offers. Questions relating to any of the Exchange Offers should be directed to the Information Agent, Morrow & Co., LLC; Brokers should call 1-800-662-5200 or (203) 658-9400 and shareholders should call (800) 445-0102 or (203) 658-9400.

Soliciting Dealer Fee

There is a Soliciting Dealer Fee in connection with the Exchange Offers. See “The Exchange Offers—Soliciting Dealer Fee” within the prospectus relating to the Exchange Offers.

Consent Solicitation

In connection with the exchange offers for the Trust Preferred Securities, Citigroup is conducting a solicitation of holders of Trust Preferred Securities seeking their proxy instructions to execute written consents for approval of the Common Stock Amendments.

As a result, we are sending you one proxy statement (referred to as the Common Proxy Statement) to be mailed along with the prospectus relating to the Exchange Offers. If Broadridge mails on your behalf, please be advised that the Reorganization area of Broadridge is mailing both the prospectus relating to the Exchange Offers and the Common Proxy Statement to holders of Trust Preferred Securities.

When is the Record Date for the Common Proxy Statement? Do Brokers Need to Take any Extraordinary Action on this Consent?

The record date for the Common Proxy Statement will occur after the expiration of the Exchange Offers and immediately after the shares have been exchanged into Common Stock. When Public Preferred Depositary Shares or Trust Preferred Securities are exchanged, holders will also be giving an instruction to execute a written consent (for the Common Stock received in the exchange) to the actions outlined in the Common Proxy Statement. As a result, back offices will not be asked to take extraordinary action with regards to the Common Proxy Statement.

What is the Exchange Agent’s Contact Information?

BNY MELLON SHAREOWNER SERVICES

By Mail: BNY Mellon Shareowner Services Attn: Corporate Actions Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310	By Facsimile Transmission: (For Eligible Institutions Only) (201) 680-4626 To Confirm Facsimile Transmissions: (201) 680-4860 (For Confirmation Only)	By Hand or Overnight Courier: BNY Mellon Shareowner Services Attn: Corporate Actions Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

PLEASE NOTE – Current Citigroup Common Holders

Current Citigroup holders of Common Stock will also be mailed proxy material in connection with the Preferred Proxy Statement and the Common Proxy Statement. If Broadridge mails on your behalf, both of these mailings will be handled by Broadridge, as is typical in most proxy voting situations.